UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2002

Commission File Number 1-6563

SAFECO CORPORATION

State of Incorporation: Washington
I.R.S. Employer I.D. No.: 91-0742146

Address of Principal Executive Offices: SAFECO Plaza, Seattle, Washington 98185

Telephone: 206-545-5000

Item 5. Other Events
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

SAFECO Corporation and Subsidiaries

Item 5.   Other Events

Description of Capital Stock
The following description of common stock, no par value (“Common Stock”), and preferred stock, no par value (“Preferred Stock”), of SAFECO Corporation (“SAFECO” or “the Company”) updates and supersedes the description contained in the Registration Statement on Form 10 for General America Corporation (SAFECO’s predecessor) dated April 22, 1965 and filed with the Securities and Exchange Commission (the “Commission”), including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The following description is a summary, does not purport to be complete or to give a complete description of applicable statutory or common law, and is subject in all respects to the applicable provisions of law, and to the Company’s Restated Articles of Incorporation (the “Articles”) and the Company’s Bylaws (the “Bylaws”), which are incorporated herein by reference and filed as Exhibits 4.1 and 4.2 hereto, respectively.

General
Our authorized capital stock consists of 300,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value. At March 31, 2002, there were issued and outstanding 127,805,773 shares of Common Stock and no shares of Preferred Stock.

Common Stock
The holders of our Common Stock have one vote per share on all matters submitted to a vote of our shareholders. There are no cumulative voting rights for the election of directors. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of legally available funds, subject to preferences that may be applicable to any outstanding Preferred Stock. In the event of a liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of shares of our Common Stock have no preemptive, subscription, redemption, sinking fund, or conversion rights.

Preferred Stock
Our Restated Articles of Incorporation permit our Board of Directors, without further shareholder authorization, to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the terms and provisions of each series, including, but not limited to:

•	dividend rights and preferences over dividends on our Common Stock;

•	conversion rights or exchange rights, if any;

•	voting rights, if any (in addition to those provided by law);

•	redemption rights, if any, and any sinking fund provision made for that purpose; and

•	rights on liquidation, including preferences over the Common Stock.

Each series of Preferred Stock will be entitled to receive an amount payable upon liquidation, dissolution or winding up, as fixed for such series, plus all dividends accumulated to the date of final distribution, if any, before any payment or distribution of our assets is made on our Common Stock. Currently we have no shares of Preferred Stock outstanding.

Antitakeover Effects of Certain Provisions in Our Articles, Bylaws and Washington Law
Some provisions of our Restated Articles of Incorporation, our Bylaws, as amended, and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions include:

Preferred Stock Authorization. As noted above, our Board of Directors, without shareholder approval, has the authority under our Restated Articles of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock could be issued quickly and easily, could

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adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of SAFECO or make removal of management more difficult.

Election of Directors. Our Restated Articles of Incorporation provide for the division of our Board of Directors into three classes, as nearly equal in number as possible, with the directors in each class serving three-year terms and one class being elected each year by our shareholders. Vacancies on the Board of Directors are filled by the Board of Directors. Any amendment to our Restated Articles of Incorporation that would affect the number of directors on our Board, the classification of our Board, or the manner in which vacancies on the Board are filled requires the favorable vote of at least 67% of the outstanding shares entitled to vote. Because this system of electing directors and filling vacancies generally makes it more difficult for shareholders to replace a majority of the Board of Directors, it may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of SAFECO.

Shareholder Meetings; Consents. Our Bylaws, as amended, establish advance notice procedures with respect to business brought before the Annual Meeting by a shareholder and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board. Under our Bylaws, as amended, special meetings of the shareholders may be called only by our Board of Directors. No business other than that stated in the notice of meeting may be transacted at any special meeting. In addition, under Washington law, shareholder actions taken without a shareholder meeting or a vote must be taken by unanimous written consent of the shareholders. These provisions may have the effect of delaying, or preventing, consideration of certain shareholder proposals until the next Annual Meeting, if at all, unless a special meeting is called by the Board of Directors.

Washington Law. Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a “target corporation” from engaging in certain “significant business transactions” for a period of five years after the share acquisition by an acquiring person, unless the prohibited transaction or the acquiring person’s purchase of shares was approved by a majority of the members of the target corporation’s board of directors prior to the acquiring person’s share acquisition. An “acquiring person” is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance of stock to or redemption of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain “significant business transactions” are permitted, as long as they comply with certain “fair price” provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership. A corporation may not “opt out” of this statute. This statute may have the effect of deterring unfriendly offers and delaying or preventing a change of control of SAFECO.

Insurance Regulations Concerning Change of Control
State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have property and casualty and life insurance subsidiaries domiciled or deemed to be commercially domiciled in Washington, Indiana, Oregon, Illinois, Texas, Missouri, and New York. In these states, “control” is generally presumed to exist through the ownership of 10% of more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of our shares that would result in the purchaser owning 10% or more of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries. Such an acquisition requires prior regulatory approval unless the

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insurance commissioner in each state in which our insurance subsidiaries are domiciled or deemed to be commercially domiciled determines otherwise. In addition, many states require prenotification to the state regulatory agencies of a change of control of a nondomestic insurance company licensed in that state if specific market concentration thresholds would be triggered by the acquisition. While those prenotification statutes do not authorize the state agency to disapprove the change of control, they do authorize the agency to issue a cease and desist order with respect to the nondomestic insurance company if certain conditions, such as undue market concentration, exist. These insurance regulatory requirements may deter, delay or prevent transactions affecting control of SAFECO or the ownership of our voting securities, including transactions that could be advantageous to our shareholders.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statement of businesses acquired: Not Applicable

(b)	Pro forma financial information: Not Applicable

(c)	Exhibits

4.1	Restated Articles of Incorporation of SAFECO Corporation (as amended May 7, 1997) incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-6563).

4.2	Bylaws of SAFECO Corporation (as amended of November 7, 2001) incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (File No. 1-6563).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 10, 2002.

SAFECO CORPORATION

Registrant

/s/ H. PAUL LOWBER

H. Paul Lowber Vice President, Controller and Chief Accounting Officer

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